UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2006

ARIZONA LAND INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Arizona	1-9900	86-0602478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29999 North 44th Street, Suite 100, Phoenix, Arizona	85018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 952-6800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01     Entry into a Material Definitive Agreement.

On October 3, 2006, Arizona Land Income Corporation (the “Company”) entered into a Master Formation and Contribution Agreement (the “Formation Agreement”) with POP Venture, LLC, a Delaware limited liability company (“POP”) affiliated with The Shidler Group. A copy of the Formation Agreement is attached as Exhibit 10.1 to this current report and is incorporated by reference herein. Pursuant to the Formation Agreement, the Company will form an umbrella partnership (“UPREIT”) in which the Company is the sole general partner. The Company and the UPREIT will execute an advisory agreement with another entity affiliated with The Shidler Group, pursuant to which the advisory entity will manage the day-to-day operations of the Company and UPREIT. Upon consummation of the transactions contemplated by the Formation Agreement, the UPREIT will acquire ownership interests in ten Class A office properties, which comprise approximately 2.8 million square feet of office space, controlled by POP and located in the Honolulu, San Diego and Phoenix metropolitan areas.

The UPREIT will issue in consideration for the acquired property interests common units and preferred units, each of which will become exchangeable for shares of common stock of the Company no earlier than two years after the transaction. The actual number of common units and preferred units issued will depend upon the net equity value of the contributed property interests at the time the transactions are consummated (estimated to be approximately $165 million as of the date of the Formation Agreement). Preferred units will be valued at $25.00 per unit and will comprise 75% of the value of the units issued. Common units will comprise 25% of the value of the units issued and will be valued at $2.79, which is the average closing price per share of the Company’s common stock during the ninety (90) trading days preceding October 3, 2006 minus the amount of the special dividend expected to be made by the Company.

Existing shares of the Company’s common stock will remain outstanding following the transactions, and it is expected that, prior to the consummation of the transactions contemplated by the Formation Agreement, the Company will declare a special dividend of $1.00 per share of its common stock. The transactions are subject to approval by the Company’s shareholders.

The Company undertakes to perform additional actions under the Formation Agreement prior to the consummation of the transactions contemplated therein:

•	Authorizing a one-for-two reverse stock split of the Company’s common stock and amendments to the charter of the Company;

•	Reincorporating the Company in Maryland through a migratory merger;

•	Renaming the Company Pacific Office Properties Trust, Inc.; and

•	Selling substantially all of the assets of the Company other than cash and cash-equivalents.

Upon consummation of the transactions contemplated by the Formation Agreement, the UPREIT or the Company will sell common units of the UPREIT or shares of common stock of the Company to affiliates of The Shidler Group for $5 million.

Upon consummation of the transactions contemplated by the Formation Agreement, the Company will also issue to the advisor affiliated with The Shidler Group a share of newly-created proportionate voting preferred stock entitling it to vote on all matters for which shareholders of the Company are entitled to vote. The number of votes that the advisor will be entitled to cast in respect of its proportionate voting preferred stock will initially equal the number of shares of common stock of the Company which are issuable upon exchange of UPREIT units that are outstanding immediately following the formation transactions. The advisor will not be entitled to any regular or special dividend payments or other distributions on its proportionate voting preferred stock. The advisor will agree to cast the votes of the proportionate voting preferred stock in direct proportion to the votes that are cast by limited partners in the UPREIT.

Upon consummation of the transactions contemplated by the Formation Agreement, the Company will also enter into a Registration Rights Agreement pursuant to which the Company is obligated beginning two years after the consummation to register for resale the shares of common stock of the Company issuable upon exchange of the preferred units and common units issued in the transactions.

Following the consummation of the transactions contemplated by the Formation Agreement, the Board of Directors is expected to be comprised of Jay H. Shidler, Thomas R. Hislop, Robert Denton and two to four additional members who are expected to meet applicable exchange and Securities and Exchange Commission independence tests. It is expected that Jay H. Shidler will serve as Chairman of the Board of Directors, Chief Executive Officer and President.

The Formation Agreement contains customary representations and warranties and conditions to the consummation of the transactions contemplated by the Formation Agreement, including approval of the Company’s shareholders, and customary undertakings from the Company regarding the conduct of its business pending the consummation of the transactions contemplated by the Formation Agreement.

The Formation Agreement contains customary termination provisions which, under certain circumstances in the event of a termination under the Formation Agreement, may subject the Company to liability for the payment of termination fees and reimbursement of expenses, and includes a provision which permits POP to terminate the agreement if the transactions are not consummated by April 1, 2007. The Formation Agreement also contains customary covenants restricting the Company from, among other things, soliciting, encouraging or accepting any alternative business combination transaction unless the Company’s Board of Directors is so required in the exercise of its fiduciary duties.

In connection with the transactions, the Company will file with the Securities and Exchange Commission a definitive proxy statement that will be sent to the Company’s shareholders seeking the requisite approval for the transactions contemplated by the Formation Agreement. THE COMPANY URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTIONS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS. At the appropriate time, shareholders will be able to obtain a free copy of the definitive proxy statement and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement and other relevant documents will also be available, free of charge, from the Company by directing such request to Ms. Deanna Barela at (602) 952-6821 or dbarela@phsg.com. Shareholders are urged to read the proxy statement and other relevant material when they become available before making any voting decisions with respect to the transaction.

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the transaction. Information about the Company and its directors and executive officers, and their ownership of the Company common stock, is set forth in the proxy statement for the Company’s Annual Meeting of

Shareholders, which was filed with the SEC on November 14, 2005. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.

This current report contains forward-looking statements that give our current expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current events. They include words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “believe” and other words of similar meaning in connection with discussion of asset and property values and future operating or financial performance. These include statements relating to future actions, growth strategy, future performance or results of anticipated operations, and financial results. Forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. No forward-looking statement can be guaranteed, and actual results may vary materially from those anticipated in any forward-looking statement. These forward-looking statements represent the judgment of the Company, as of the date of this current report, and the Company undertakes no obligation to update any forward-looking statement. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including the proxy statement that the Company will file in connection with the shareholder approval process described above in this current report.

9.01    Financial Statements and Exhibits.

(d)	Exhibits

10.1	Master Formation and Contribution Agreement dated October 3, 2006 between the registrant and POP Venture, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIZONA LAND INCOME CORPORATION (Registrant)

Dated: October 3, 2006	/s/ Thomas R. Hislop
Name: Thomas R. Hislop
Title: Chairman of the Board, Vice President and Chief Financial Officer

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